Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2003 relating to the financial statements, which appears in Embarcadero Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PricewaterhouseCoopers LLP

San Jose, California

August 14, 2003